UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2006

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

As described in the Company’s Form 8-K dated February 6, 2006, the Company entered into Election and Subscription Agreements, dated February 3, 2006 (the “Election and Subscription Agreements”), with each of Barclays Bank PLC, BlackRock Financial Management, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RCG Carpathia Master Fund, Ltd. (collectively, the “Subscription Parties”).

Under arrangements of confidentiality and during negotiations with respect to the Election and Subscriptions Agreements, the Company provided certain non-public information to the Subscription Parties in the form of a Disclosure Schedule attached thereto.  A copy of the Disclosure Schedule is attached to this Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)        Exhibits.

99.1*       Disclosure Schedule to Form of Election and Subscription Agreement, dated as of February 3, 2006, by and among the Company and the Subscription Parties.

*              We are furnishing under Item 7.01 of Form 8-K the information included as Exhibit 99.1 to this report.  The Disclosure Schedule attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 7, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Thomas Axmacher
Thomas Axmacher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Disclosure Schedule to Form of Election and Subscription Agreement, dated as of February 3, 2006, by and among the Company and the Subscription Parties.

*              We are furnishing under Item 7.01 of Form 8-K the information included as Exhibit 99.1 to this report.  The Disclosure Schedule attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.